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                                                                      EXHIBIT 24


                                 POWER OF ATTORNEY

     The undersigned directors and officers of PC QUOTE, INC. hereby constitute and appoint John E. Juska, their true and lawful attorney-in-fact and agent, for each of them and in their name, place and stead, in any and all capacities (including without limitation, as Director and/or principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of the Company), to sign and execute a registration statement on Form S-3 and any amendment or amendments, including post-effective amendments thereto, for the registration under the Securities Act of 1933, as amended, of up to 118,000 Common Shares of PC Quote, Inc. and do hereby grant unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of November, 1998.


Signature

By:       /s/ JIM R. PORTER                  Chairman of the Board and
    ------------------------------           Chief Executive Officer
             Jim R. Porter

By:                                          Director
    ------------------------------
             Louis J. Morgan

By:       /s/ RONALD LANGLEY                 Director
    ------------------------------
             Ronald Langley

By:       /s/ JOHN R. HART                   Director
    ------------------------------
            John R. Hart

By:       /s/ TIMOTHY K. KRAUSKOPF           Director
    ------------------------------
            Timothy K. Krauskopf


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